CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated April 20, 2021, relating to the financial statements and financial highlights, which appears in T. Rowe Price Tax-Exempt Money Fund, Inc.’s Annual Report on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

June 22, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated April 20, 2021, relating to the financial statements and financial highlights, which appear in T. Rowe Price California Tax-Free Money Fund and T. Rowe Price New York Tax-Free Money Fund’s (two of the funds constituting T. Rowe Price State Tax-Free Funds, Inc.) Annual Reports on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

June 22, 2021